Exhibit 99.1

INDEX TO COMBINED FINANCIAL STATEMENTS

HISTORICAL FINANCIAL STATEMENTS OF THE PUERTO RICO AND NORTH CAROLINA OPERATIONS OF AT&T WIRELESS SERVICES, INC.

Report of Independent Registered Public Accounting Firm	2

Combined Statements of Operations and Divisional Equity for the nine months ended September 30, 2004, and the years ended December 31, 2003 and 2002	3

Combined Balance Sheets at September 30, 2004, and December 31, 2003	4

Combined Statements of Cash Flows for the nine months ended September 30, 2004, and the years ended December 31, 2003 and 2002	5

Notes to Combined Financial Statements	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Triton PCS Holdings, Inc.:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and divisional equity, and cash flows present fairly, in all material respects, the financial position of AT&T Wireless Services, Inc. (“AWS”), operations of its wireless voice and data business in the Basic Trading Areas of San Juan and Mayaguez-Aguadilla-Ponce in Puerto Rico, the U.S. Virgin Islands, and Burlington, Raleigh, Greensboro, and Charlotte in North Carolina (collectively “The Puerto Rico and North Carolina Operations of AT&T Wireless Services, Inc.”) at September 30, 2004, and December 31, 2003 and 2002, and the results of its operations and its cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of The Puerto Rico and North Carolina Operations of AT&T Wireless Services, Inc.; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As indicated in Note 1, The Puerto Rico and North Carolina Operations of AT&T Wireless Services, Inc. financial statements have been derived from the consolidated financial statements and accounting records of AWS and reflect certain assumptions and allocations. The Puerto Rico and North Carolina Operations of AT&T Wireless Services, Inc. rely on AWS for network, selling, general, and administrative services. The financial position, results of operations, and cash flows of The Puerto Rico and North Carolina Operations of AT&T Wireless Services, Inc. could differ from those that would have resulted had The Puerto Rico and North Carolina Operations of AT&T Wireless Services, Inc. operated autonomously or independently of AWS.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
February 2, 2005

THE PUERTO RICO AND NORTH CAROLINA OPERATIONS OF AT&T WIRELESS SERVICES, INC.

COMBINED STATEMENTS OF OPERATIONS AND DIVISIONAL EQUITY

($ in Thousands)	For the Nine Months Ended September 30, 2004	For the Years Ended December 31,
		2003	2002
REVENUE
Services	$294,710	$353,487	$316,895
Equipment	23,470	22,965	17,620

Total revenue	318,180	376,452	334,515

OPERATING EXPENSES
Costs of services (excluding depreciation of $50,764 for the nine months ended September 30, 2004, and $59,506, and $40,219 for the years ended December 31, 2003 and 2002, respectively, included below)	124,902	162,057	143,440
Costs of equipment sales	39,175	45,310	37,959
Selling, general, and administrative	102,980	118,447	130,724
Depreciation and amortization	53,893	63,760	43,932
Impairment of goodwill	—	—	122,284
Impairment of licensing costs	—	33,456	72,398

Total operating expenses	320,950	423,030	550,737

LOSS BEFORE INCOME TAXES AND NET EQUITY LOSS FROM INVESTMENT IN UNCONSOLIDATED SUBSIDIARY	(2,770)	(46,578)	(216,222)
Provision (benefit) for income taxes	2,154	(8,475)	(22,225)
Net equity loss from investment in unconsolidated subsidiary	—	—	(1,352)

NET LOSS	(4,924)	(38,103)	(195,349)
Divisional equity at January 1,	577,445	528,882	312,847
Net advances (to) from AWS	(32,443)	86,666	411,384

DIVISIONAL EQUITY AT END OF PERIOD	$540,078	$577,445	$528,882

The accompanying footnotes are an integral part of the financial statements

THE PUERTO RICO AND NORTH CAROLINA OPERATIONS OF AT&T WIRELESS SERVICES, INC.

COMBINED BALANCE SHEETS

($ in Thousands)	At September 30, 2004	At December 31, 2003
ASSETS
Cash	$748	$564
Accounts receivable, less allowances of $4,370 and $7,882, respectively	50,160	45,465
Inventories	1,991	3,739
Prepaid expenses	2,056	1,795
Deferred expenses	2,246	3,574

TOTAL CURRENT ASSETS	57,201	55,137
Property, plant, and equipment, net	379,240	420,543
Licensing costs	160,574	160,335
Other intangible assets, net	5,914	7,749
Other assets	1,939	2,510

TOTAL ASSETS	$604,868	$646,274

LIABILITIES
Accounts payable	$2,388	$5,767
Payroll and benefit-related liabilities	3,011	3,450
Unearned revenue and deposits	3,325	4,305
Advertising and promotion accruals	1,365	2,445
Business tax accruals	2,514	1,816
Other accrued liabilities	3,495	2,490

TOTAL CURRENT LIABILITIES	16,098	20,273
Deferred income taxes	45,047	42,893
Other long-term liabilities	3,645	5,663

TOTAL LIABILITIES	64,790	68,829

COMMITMENTS AND CONTINGENCIES (NOTE 12)

DIVISIONAL EQUITY
DIVISIONAL EQUITY	540,078	577,445

TOTAL LIABILITIES AND DIVISIONAL EQUITY	$604,868	$646,274

The accompanying footnotes are an integral part of the financial statements

THE PUERTO RICO AND NORTH CAROLINA OPERATIONS OF AT&T WIRELESS SERVICES, INC.

COMBINED STATEMENTS OF CASH FLOWS

($ in Thousands)	For the Nine Months Ended September 30, 2004	For the Years Ended December 31,
		2003	2002
OPERATING ACTIVITIES
Net loss	$(4,924)	$(38,103)	$(195,349)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for uncollectible receivables	9,583	13,277	14,412
Depreciation and amortization	53,893	63,760	43,932
Impairment of goodwill	—	—	122,284
Impairment of licensing costs	—	33,456	72,398
Deferred income taxes	2,154	(8,475)	(22,225)
Increase in accounts receivable	(14,278)	(16,229)	(28,817)
Net equity loss from investment in unconsolidated subsidiary	—	—	1,352
Decrease in inventories	1,748	428	270
(Increase) decrease in prepaid expenses	(261)	24	(854)
Decrease (increase) in deferred expenses	1,328	(899)	(630)
(Decrease) increase in accounts payable	370	(6,418)	(2,864)
(Decrease) increase in payroll and benefit-related liabilities	(439)	(450)	242
(Decrease) increase in unearned revenue and deposits	(980)	976	368
(Decrease) increase in advertising and promotion accruals	(1,080)	(125)	2,067
Increase in business tax accruals	698	100	(149)
Net change in other operating assets and liabilities	(442)	4,850	(2,724)

NET CASH PROVIDED BY OPERATING ACTIVITIES	47,370	46,172	3,713

INVESTING ACTIVITIES
Capital expenditures	(14,504)	(133,982)	(94,795)
Net (acquisitions) dispositions of licenses	(239)	445	11,223

NET CASH USED IN INVESTING ACTIVITIES	(14,743)	(133,537)	(83,572)

FINANCING ACTIVITIES
Net advances (to) from AWS	(32,443)	86,666	81,122

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(32,443)	86,666	81,122

NET INCREASE (DECREASE) IN CASH	184	(699)	1,263
CASH AT BEGINNING OF PERIOD	564	1,263	—

CASH AT END OF PERIOD	$748	$564	$1,263

Supplementary Cash Flow Information (see Notes 3 and 5)

The accompanying footnotes are an integral part of the financial statements.

THE PUERTO RICO AND NORTH CAROLINA OPERATIONS OF AT&T WIRELESS SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

($ in thousands)

1. Background and Basis of Presentation

Background

These combined financial statements include AT&T Wireless Services, Inc.’s (“AWS”), operations of its wireless voice and data business in the Basic Trading Areas of San Juan and Mayaguez-Aguadilla-Ponce in Puerto Rico and the U.S. Virgin Islands (“Puerto Rico”) and Burlington, Raleigh, Greensboro, and Charlotte in North Carolina (“North Carolina”). On February 15, 2002, AWS acquired the remaining 77 percent of TeleCorp PCS, Inc. (“TeleCorp”), that it did not previously own, which includes the operations referred to in these accompanying combined financial statements as Puerto Rico. The results of operations, financial position, and cash flows of Puerto Rico have been included in the accompanying combined financial statements from the acquisition date. As both Puerto Rico and North Carolina are under the common control of AWS, they have been presented together in these financial statements and are collectively referred to as “The Puerto Rico and North Carolina Operations of AT&T Wireless Services, Inc.”, “PR/NC” or “Markets,” and each individually a “Market.” All significant intercompany accounts and transactions between Puerto Rico and North Carolina have been eliminated. See Note 3 for further discussion of the acquisition of TeleCorp and values allocated to Puerto Rico.

On October 26, 2004, Cingular Wireless Corporation (“CWC”) acquired AWS. On December 1, 2004, Cingular Wireless, LLC (“Cingular”), AWS, and Triton PCS Holdings, Inc. (“Triton”), completed a transaction where Cingular received Triton’s network assets, customers, and rights to acquire its Federal Communications Commission (“FCC”) wireless licenses in Virginia and Triton received certain of AWS’ network assets, customers, and rights to acquire its FCC wireless licenses in North Carolina, Puerto Rico, and the U.S. Virgin Islands, primarily the assets of PR/NC, plus $175,000 in cash, from Cingular (see Note 13).

Basis of Presentation

Prior to the acquisition of PR/NC by Triton, PR/NC did not prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with accounting disclosures normally presented for a separate legal entity. The accompanying combined financial statements were prepared in accordance with GAAP for purposes of this filing on Form 8-K, and reflect the assets, liabilities, revenue, and expenses directly attributable to PR/NC, as well as all allocations deemed reasonable by management to present the results of operations, financial position, and cash flows of PR/NC on a stand-alone basis (see Note 6). The allocation methodologies have been described within the notes to the accompanying combined financial statements, where appropriate, and management considers the allocations to be reasonable. The financial position, results of operations, and cash flows of PR/NC could differ from reported results had PR/NC operated autonomously or as an entity independent of AWS.

The accompanying combined financial statements have been prepared in accordance with GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission. These combined financial statements, in the opinion of management, include all adjustments necessary for a fair statement of the combined results of operations, financial position, and cash flows of PR/NC, as if it were a separate entity for all periods presented.

2. Summary of Significant Accounting Policies

Inventories

Inventories, which consist principally of handsets and accessories located in PR/NC’s retail stores, are recorded at the lower of cost or market. Cost is principally determined by the first-in, first-out method. Market is determined using replacement cost.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost, unless impaired. Construction costs, labor, and overhead incurred in the development of PR/NC’s wireless network are capitalized. Assets under construction are not depreciated until placed into service. Capitalized costs associated with site acquisition activities are charged to cost of services if and when a decision is made not to proceed with the development of a site. The cost of maintenance and repairs of property, plant, and equipment is charged to operating

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

expense. Depreciation is determined based upon the assets’ estimated useful lives and is generally calculated on a straight-line basis according to the following useful lives:

Network equipment and network software	5-7 years
Buildings, shelters, and towers	7-25 years
Furniture, fixtures, and computer equipment	3-5 years
Other equipment	Up to 15 years

Leasehold improvements are amortized over the shorter of the respective lives of the leases or the useful lives of the improvements. Depreciation lives may be accelerated due to changes in technology, the rate of migration of PR/NC’s subscriber base between its TDMA and next-generation GSM networks, or other industry conditions. When PR/NC sells, disposes of, or retires property, plant, or equipment, the related gains or losses are included in operating results.

Asset Retirement Obligations

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations.” This statement provides accounting and reporting standards for costs associated with the retirement of long-lived assets. This statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss.

Asset retirement obligations associated with PR/NC’s cell site, switch site, retail, and administrative location operating leases are subject to the provisions of this statement. These lease agreements may contain clauses requiring restoration of the leased site at the end of the lease term, creating an asset retirement obligation. PR/NC’s initial adoption of this statement on January 1, 2003, did not have a material impact on its results of operations, financial position, or cash flows.

Other Intangible Assets

Other intangible assets, in the accompanying combined financial statements, represent values assigned to subscribers acquired and are amortized on a straight-line basis over five years.

Investment in and Advances to Unconsolidated Subsidiary

Equity investments in which PR/NC has the ability to exercise significant influence, but in which PR/NC does not have voting control, are accounted for under the equity method. Under the equity method, PR/NC’s investments are stated at initial cost, which consists of AWS’ 23 percent interest in the Puerto Rico operations of TeleCorp prior to the acquisition of the remaining 77 percent interest on February 15, 2002. The initial cost is adjusted for subsequent contributions and distributions, its share of earnings or losses of the investee, and any impairment charges recorded. PR/NC’s adjustments associated with its share of loss of the investee are included in net equity loss from investment in unconsolidated subsidiary. After the acquisition, the operations of Puerto Rico were consolidated by AWS (see Note 3).

Valuation of Long-Lived Assets

Effective January 1, 2002, PR/NC adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognition and measurement of the impairment of long-lived assets to be held and used and for measurement of long-lived assets to be disposed of by sale. PR/NC’s initial adoption of this statement did not have a material impact on PR/NC’s results of operations, financial position, or cash flows.

Long-lived assets, such as property, plant, and equipment, and other intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. For assets PR/NC intends to hold for use, if the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

difference between the fair value and carrying value of the asset. For assets PR/NC intends to dispose of by sale, a loss is recognized for the amount that the estimated fair value, less costs to sell, is less than the carrying value of the assets. PR/NC periodically evaluates the useful lives of its wireless communications systems and other equipment based on changes in technology, the rate of migration of PR/NC’s subscriber base between its TDMA (Time Division Multiple Access wireless technology) and GSM (Global System for Mobile Communications wireless technology) networks, and other industry conditions. It is reasonably possible that these assets could become impaired as a result of these factors.

Licensing Costs

Licensing costs are primarily incurred to acquire FCC licenses to provide wireless services.

Effective with the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002, FCC licensing costs are not amortized. Instead, PR/NC tests licensing costs for impairment at least annually, as these licensing costs are deemed to be intangible assets that have indefinite lives. Although FCC licenses are issued with a stated term, generally 10 years, the renewal of FCC licenses is a routine matter involving a nominal fee, and PR/NC has determined that no legal, regulatory, contractual, competitive, economic, or other factors currently exist that limit the useful life of its FCC licenses. PR/NC has elected to perform its annual impairment test of FCC licensing costs during the third quarter of each year. FCC licenses for the Puerto Rico Market and the North Carolina Market are tested separately for impairment. See Note 4 for further information regarding the adoption of this standard and the related licensing costs impairment tests.

Goodwill

Goodwill is the excess of the purchase price over the fair value of net identifiable assets acquired in a business combination accounted for as a purchase. In accordance with SFAS No. 142, goodwill is not amortized and instead is tested for impairment at least annually. PR/NC has elected to perform its annual impairment test of goodwill during the third quarter of each year. See Note 4 for further information regarding the adoption of this standard and the related goodwill impairment tests.

Divisional Equity

PR/NC is dependent upon AWS to fund its working capital needs for the periods presented in the accompanying combined financial statements. Cash collections and expenditures related to PR/NC’s operations are performed by AWS and are deemed paid by PR/NC, in cash, in the period in which such activity is recorded in these combined financial statements. AWS does not charge PR/NC interest on the divisional equity balance. PR/NC is not a separate legal entity and has no historical capital structure; therefore, historical retained earnings have not been presented in the accompanying combined financial statements.

Revenue Recognition

Wireless services revenue consists primarily of monthly recurring charges, airtime and toll usage charges, roaming charges billed to PR/NC’s customers, as well as other wireless service providers, and regulatory fees PR/NC passes on to its subscribers. Revenue from certain regulatory fees, primarily Universal Service Fund fees, represents charges that have a corresponding expense recorded within costs of services. Wireless services revenue is derived primarily from these voice services and also includes revenue from data services. Wireless services revenue also includes revenue not generated from wireless users, which, during 2004, consists primarily of recovery funds received from the United States Administrative Company, as an Eligible Telecommunications Carrier. Services revenue is recognized based upon minutes of use processed and contracted fees, and is net of credits and adjustments for service discounts and incentives. Amounts collected in advance of the service period, primarily related to prepaid and pay-in-advance customers, are recorded as unearned revenue and are recognized when earned.

The revenue and related expenses associated with the sale of wireless handsets and accessories are recognized when the products are delivered to and accepted by the end customer or distributor, as this is considered to be a separate earnings process from the sale of wireless services. Cash incentives given to customers or resellers are reflected as a reduction of revenue, unless an identifiable benefit having a determinable fair value is received in exchange. Shipping and handling costs paid to wireless handset and accessory vendors are classified as costs of equipment sales.

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

In certain cases, customer activation fees, along with the related costs, up to but not exceeding these fees (included in deferred expenses in the accompanying combined financial statements), are deferred and amortized over the estimated customer relationship period, which is currently estimated to be three years. Effective July 1, 2003, PR/NC adopted Emerging Issues Task Force No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” and is applying it on a prospective basis. This consensus requires that revenue arrangements with multiple deliverables be divided into separate units of accounting if the deliverables in the arrangement meet specific criteria. In addition, arrangement consideration must be allocated among the separate units of accounting based on their relative fair values, with certain limitations. In certain cases, the sale of wireless service with an accompanying handset constitutes a revenue arrangement with multiple deliverables. As a result, certain activation revenue (which were previously classified as services revenue) are no longer deferred and are instead recognized as equipment revenue when the handset is delivered to and accepted by the end customer. PR/NC’s initial adoption of this consensus did not have a material impact on its results of operations, financial position, or cash flows.

Advertising and Promotional Costs

Costs of advertising and promotions are expensed as incurred. Advertising and promotional expenses were $13,661 for the nine months ended September 30, 2004, and $20,363 and $23,493 for years ended December 31, 2003 and 2002, respectively.

Income Taxes

PR/NC is not a federal income tax-paying entity for the periods included in these combined financial statements. The provision (benefit) for income taxes included in the accompanying combined financial statements is intended to reflect the tax provision (benefit) as if PR/NC was a stand-alone entity. The accompanying combined financial statements include an allocation to PR/NC of AWS’ deferred tax assets and liabilities based on differences between the financial reporting and tax bases of such assets and liabilities, applying enacted statutory rates in effect for the periods in which the differences are expected to reverse. Pursuant to the provisions of SFAS No. 109, “Accounting for Income Taxes,” PR/NC provides valuation allowances for deferred tax assets for which it does not consider realization of such assets to be more likely than not. See Note 7 for further information regarding PR/NC’s income taxes.

Stock-Based Compensation Expense

As permitted by SFAS No. 123, “Accounting for Stock-Based Compensation,” PR/NC measures compensation expense for the stock-based employee compensation plans described further in Note 8, using the intrinsic value method prescribed by the Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” PR/NC has adopted the disclosure-only provisions of SFAS No. 123. The following table illustrates the effect on net loss if PR/NC had elected to recognize compensation costs based on the fair value at the date of grant for AWS common stock awards granted subsequent to the split-off from AT&T Corp. in 2001, AT&T Wireless Group tracking stock awards granted to AWS employees prior to the split-off, AT&T Corp. common stock awards granted to AWS employees prior to the split-off, and AWS shares issued under the Employee Stock Purchase Plan (“ESPP”) consistent with the provisions of SFAS No. 123:

	For the Nine Months Ended September 30,	For the Years Ended December 31,
	2004	2003	2002
Reported net loss	$(4,924)	$(38,103)	$(195,349)
Add: Total stock-based employee compensation expense included in reported net loss	—	—	—
Less: Total stock-based employee compensation expense determined under the fair value method for all employee stock awards	(180)	(251)	(1,195)

Adjusted net loss	$(5,104)	$(38,354)	$(196,544)

AWS allocated the compensation expense above in each period, based on the compensation expense for PR/NC markets for the time period 2000 to 2004, as a percentage of the total compensation expense for AWS. This percentage was applied to AWS’ SFAS No. 123 pro forma expense. Unique components, such as executive compensation, of the AWS pro forma expense not related to the PR/NC markets were excluded from the allocation.

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

Guarantees

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others — an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34.” This Interpretation expands on the existing accounting guidance and disclosure requirements for most guarantees, including indemnifications. It requires that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value of the obligations it assumes under that guarantee if that amount is reasonably estimable, and must disclose that information in its interim and annual financial statements. The provisions for initial recognition and measurement of the liability are to be applied on a prospective basis to guarantees issued or modified on or after January 1, 2003. PR/NC’s initial adoption of this statement on January 1, 2003, did not have any impact on its results of operations, financial position, or cash flows. There have been no guarantees issued after January 1, 2003, by PR/NC.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the periods reported. Estimates are used when accounting for certain items such as accounts receivable; allowance for uncollectible receivables; unbilled revenue; employee compensation programs; depreciation and amortization lives; asset retirement obligations; inventory values; intangible assets, including fair value determinations; and deferred tax assets, including tax valuation allowances. Additionally, estimates are used when recording the fair values of assets and liabilities assumed in a purchase business combination. Estimates are based on historical experience, where applicable, and other assumptions that management believes are reasonable under the circumstances. Actual results may differ from those estimates under different assumptions or conditions.

3. Acquisition

On February 15, 2002, AWS acquired the remaining 77 percent of TeleCorp that it did not previously own, which included the operations referred to in these combined financial statements as Puerto Rico. The accompanying combined financial statements reflect AWS’ investment in the net assets and operations of Puerto Rico from February 15, 2002, which includes AWS’ net assets in its initial 23 percent interest in TeleCorp plus an allocation of the TeleCorp purchase price. The results of operations, financial position, and cash flows of Puerto Rico have been included in the accompanying combined financial statements from the acquisition date; during the period prior to the acquisition date (January 1 – February 14, 2002), PR/NC recorded a $1,352 net equity loss on its 23 percent investment in the operations of Puerto Rico.

The aggregate purchase price of TeleCorp totaled $2,414,448, of which $330,262 has been allocated as of February 15, 2002, to the Puerto Rico operations based on the Puerto Rico Market’s licensed spectrum owned per the population within the licensed area (“MHz/POP”) as of the date of acquisition in relation TeleCorp’s total MHz/POP acquired by AWS.

The following table reflects the February 15, 2002, values allocated to the Puerto Rico net assets in the accompanying combined financial statements. These balances represent the net asset book value of PR/NC’s 23 percent interest in Puerto Rico held prior to February 15, 2002, and 77 percent of the fair value assigned to the net assets as of the acquisition date. The acquisition was accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations.”

Assets (Liabilities) Allocated
Net working capital (deficiency)	$(12,027)
Property, plant, and equipment	86,734
Licensing costs	242,322
Goodwill	122,284
Other intangible assets	12,235
Other non-current liabilities, net	(58)
Non-current deferred tax liability	(66,317)
Net investment in 23 percent interest in Puerto Rico	(54,911)

Total	$330,262

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

The following unaudited pro forma results of operations for the year ended December 31, 2002, assume the TeleCorp acquisition had been completed on January 1, 2002, and reflect what the accompanying combined financial statements would have included had the Puerto Rico Market’s results been included for the full twelve months of 2002.

For the year ended December 31, 2002
Total revenue	$349,083
Net loss	$(197,817)

Unaudited pro forma data may not be indicative of the results that would have been obtained had these events actually occurred at the beginning of the period presented, nor does it intend to be a projection of future results.

In accordance with SFAS No. 142, goodwill and FCC licenses are not amortized and are tested for impairment as part of its annual impairment test of goodwill and FCC licensing costs (see Note 4). None of the goodwill recorded is assumed to be deductible for tax purposes. Other subscriber-related intangible assets are amortized over five years on a straight-line basis.

4. Goodwill and Other Intangible Assets

Effective January 1, 2002, PR/NC adopted SFAS No. 142, which established new standards related to how acquired goodwill and other intangible assets are to be recorded upon their acquisition, as well as how they are to be accounted for after they have been initially recognized in the accompanying combined financial statements. Upon adoption, SFAS No. 142 required a transitional impairment test using a fair value approach for goodwill and other intangible assets deemed to have indefinite lives. SFAS No. 142 requires goodwill to be evaluated for impairment using a two-step test. The first step consists of a review for potential impairment, while the second step, if required, calculates the amount of impairment, if any. Upon adoption of SFAS No. 142, PR/NC had no goodwill; therefore, no transitional impairment test was performed.

Effective with the adoption of this standard, PR/NC ceased amortization of FCC licensing costs. Additionally, PR/NC was required to reassess the useful lives of other indefinite-lived intangible assets, which consists of FCC licensing costs. Although FCC licenses are issued with a stated term, generally 10 years, the renewal of FCC licenses is a routine matter involving a nominal fee and PR/NC has determined that no legal, regulatory, contractual, competitive, economic, or other factors currently exist that limit the useful life of its FCC licenses. As such, PR/NC has determined that its licensing costs are deemed to be intangible assets that have indefinite useful lives. Prospectively, PR/NC will continue to reevaluate periodically its determination of an indefinite useful life with regard to FCC licenses. PR/NC completed a transitional impairment test as of January 1, 2002, for FCC licensing costs, calculating fair value using comparable market transaction data, and determined that there was no impairment required for its North Carolina licenses. Puerto Rico licenses were not included in the net assets of PR/NC as of January 1, 2002 (see Note 3). Additionally, upon adoption, SFAS No. 142 required a reassessment of the useful lives of its other amortizable intangible assets. PR/NC had no amortizable intangible assets as of January 1, 2002.

On February 15, 2002, AWS acquired the remaining 77 percent of TeleCorp that it did not previously own resulting in goodwill, FCC licensing costs, and subscriber-related intangible assets being allocated to PR/NC related to the Puerto Rico operations (see Note 3). PR/NC determined that it has two reporting units for purposes of testing goodwill for impairment; one related to the North Carolina Market (which does not have goodwill) and one related to the Puerto Rico Market. PR/NC tests goodwill for impairment annually in the third quarter, which is concurrent with the annual test for impairment of indefinite-lived intangible assets.

On a prospective basis, PR/NC is required to test both goodwill and other indefinite-lived intangible assets, consisting of FCC licensing costs, for impairment on an annual basis based upon a fair value approach. Additionally, goodwill must be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of an entity below its carrying value. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in an entity’s market value, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business, or other factors. Other indefinite-lived intangible assets must be tested for impairment between annual tests if events or changes in circumstances indicate that the asset might be impaired.

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

During the third quarter of 2002, PR/NC completed its annual impairment test for goodwill resulting in impairment of the entire goodwill balance of $122,284, which was recorded to impairment of goodwill in the accompanying combined financial statements. In order to determine the fair value of the Puerto Rico operations as of the impairment testing date, the fair value as of February 15, 2002 (see Note 3), was utilized and then adjusted, based on the relative reduction in the AWS enterprise fair value between the initial SFAS No. 142 adoption date of January 1, 2002, and its first annual impairment assessment date during the third quarter of 2002. The resulting fair value of the Puerto Rico enterprise was lower than the carrying value of the Puerto Rico net assets, requiring the second step of the goodwill impairment analysis to be performed. The second step of the impairment analysis requires a hypothetical purchase allocation of the fair value determined in step one to all identifiable tangible and intangible assets and liabilities, with any remaining balance allocated to “hypothetical goodwill.” If the hypothetical goodwill is lower than the recorded goodwill, the difference represents the amount of impairment to record. The second step of the analysis resulted in no hypothetical goodwill, therefore the entire goodwill balance was impaired. As the entire goodwill balance was impaired in 2002, no additional goodwill impairment review was required in 2003 or 2004. PR/NC believes that the decline in the fair value of its Puerto Rico operations during 2002 was due principally to uncertainty about industry prospects in light of continuing price competition, slowing subscriber growth, and the continued weakening of the U.S. economy.

Intangible assets with indefinite lives at September 30, 2004, and December 31, 2003, consisted of FCC licensing costs of $160,574 and $160,335, respectively. PR/NC completed its annual impairment tests for FCC licensing costs during the third quarters of 2004, 2003, and 2002, using methodologies consistent with those applied at the time of the initial adoption of SFAS No. 142 on January 1, 2002, resulting in total pretax impairment charges to impairment of licensing costs of $0, $33,456, and $72,398, respectively, in the accompanying combined financial statements. The Puerto Rico Market’s licenses and the North Carolina Market’s licenses were valued separately using comparative market transaction data to determine a fair value. PR/NC believes that the declines in the fair values of its licenses during 2003 were reflective of recent comparable license transactions that have occurred in the wireless communications industry. PR/NC believes that the decline in the fair values of its licenses during 2002 was due principally to uncertainty about industry prospects in light of continuing price competition, slowing subscriber growth, and the continued weakening of the U.S. economy.

Amortizable other intangible assets at September 30, 2004, and December 31, 2003, consisted of values assigned to subscribers acquired of $5,914 (net of accumulated amortization of $6,321), and $7,749 (net of accumulated amortization of $4,486), respectively. Intangible assets related to subscribers acquired are being amortized on a straight-line basis over five years. Pretax amortization expense was $1,835 for the nine months ended September 30, 2004, and $2,447 and $2,039, for the years ended December 31, 2003 and 2002, respectively. The aggregate pretax amortization expense for the years ended December 31, 2004, 2005, 2006, and 2007, is estimated to be $2,447, $2,447, $2,447, and $408, respectively.

On September 22, 2004, AWS, Cingular, and Triton signed a definitive agreement by which Triton would receive certain licenses, network assets, and subscribers in the North Carolina and Puerto Rico Markets (primarily the assets of PR/NC), plus cash. (See Notes 1 and 13.) Cingular would receive certain licenses, network assets, and subscribers in Virginia markets. This announcement constituted a triggering event to test certain intangible assets for impairment under SFAS No. 142. However, as the triggering event coincided with PR/NC’s annual impairment test (performed during the third quarter), no additional impairment test was performed.

The following table provides a rollforward of goodwill for the nine months ended September 30, 2004, and the years ended December 31, 2003 and 2002:

Goodwill
Balance as of December 31, 2001	$—
Puerto Rico Market allocation from TeleCorp acquisition	122,284
Goodwill impairment	(122,284)

Balance as of December 31, 2002	$—

Balance as of December 31, 2003	$—

Balance as of September 30, 2004	$—

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

5. Property, plant, and equipment

	At September 30, 2004	At December 31, 2003
PROPERTY, PLANT, AND EQUIPMENT
Wireless communications systems and other equipment	$581,426	$579,320
Land, buildings, and improvements	6,098	6,098
Construction in progress	7,120	736

Total property, plant, and equipment	594,644	586,154
Accumulated depreciation	(215,404)	(165,611)

Property, plant, and equipment, net	$379,240	$420,543

Depreciation expense was $52,058 for the nine months ended September 30, 2004, and $61,313 and $41,893 for the years ended December 31, 2003 and 2002, respectively.

Non-cash accrual for property, plant, and equipment was $1,658 for the nine months ended September 30, 2004, and $5,407 and $4,394 for the years ended December 31, 2003 and 2002, respectively.

6. Transactions with Affiliates

Accounts Receivable, Allowance for Uncollectible Receivables, and Provision for Uncollectible Receivables

PR/NC shares a national GSM billing database with all AWS Affiliates (entities under common control of AWS). Accounts receivable, the allowance for uncollectible receivables, and provision for uncollectible receivables related to GSM customers are allocated to PR/NC based on PR/NC’s percentage of total AWS GSM services revenue, comprised primarily of subscriber revenue.

Puerto Rico and North Carolina each share a TDMA billing database with certain AWS Affiliates. Accounts receivable related to TDMA customers is allocated to each of the Puerto Rico Market and the North Carolina Market based on each Market’s percentage of services revenue, comprised primarily of subscriber revenue, in relation to total AWS services revenue within each billing database. The related allowance for uncollectible receivables reflects management’s best estimate of probable losses inherent in the accounts receivable balances and historical write-off experience, net of recoveries.

The provision for uncollectible receivables is included in costs of services.

Costs of services and selling, general, and administrative

PR/NC receives costs of services and selling, general, and administrative services from AWS and its Affiliates and these services are shared with AWS and its Affiliates that are operating wireless businesses. The portion of costs incurred by AWS and Affiliates for the shared services, benefiting wireless systems operated by AWS and Affiliates, including PR/NC, has been allocated as follows:

•	during 2004 and 2003, network operations shared services, a component of costs of services, are primarily allocated based on the minutes of use generated on PR/NC’s cell sites in relation to the total minutes of use in markets served by AWS and Affiliates, including PR/NC, during the period; during 2002, network operations shared services are primarily allocated based on PR/NC’s on-air cell sites in relation to the total on-air cell sites in markets served by AWS and Affiliates, including PR/NC, during the period. During 2003, management determined that minutes of use on cell sites was a more appropriate representation of the costs incurred for network operations;

•	general and administrative shared services are primarily allocated based on PR/NC’s average subscribers in relation to the average total subscribers in markets served by AWS and Affiliates, including PR/NC, during the period;

•	selling shared services are primarily allocated based on PR/NC’s gross subscriber additions during the period in relation to the total gross subscriber additions in the markets served by AWS and Affiliates, including PR/NC, during the period.

Puerto Rico did not receive any selling shared services during 2004 and 2003, because Puerto Rico directly supported its own selling functions. In addition, Puerto Rico did not receive any customer care shared services, a component of general and administrative shared services, because Puerto Rico directly supported its customer care functions.

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

Management believes that these allocations are reasonable and reflective of PR/NC’s proportionate share of the cost of such services; however, such allocated amounts may not be indicative of the cost that would have been incurred had PR/NC operated autonomously or as an entity independent of AWS. Management does not believe it is practicable to determine what the costs of these services would have been had PR/NC operated as an independent entity during the historical periods and either performed such services internally or obtained them from an unaffiliated entity.

Expenses allocated to PR/NC for costs of services and selling, general, and administrative shared services were as follows:

	For the Nine Months Ended September 30, 2004	For the Years Ended December 31,
		2003	2002
Costs of services	$10,581	$9,578	$8,602
Selling	8,123	8,149	18,455
General and administrative	28,229	33,559	48,145

Roaming Activity

PR/NC has agreements, through AWS, with wireless carriers, including Affiliates, to provide wireless services for their respective subscribers’ roaming activity at agreed-upon rates. Such rates between PR/NC and Affiliates are primarily $0.10 per minute of airtime usage and $0.05 per minute of toll usage. PR/NC reflects the gross amounts billed for roaming activity as services revenue and the related charges from the providing carriers as costs of services. These rates are not necessarily indicative of rates that could be achieved in an arm’s length transaction.

PR/NC received $18,857 for the nine months ended September 30, 2004, and $22,968 and $19,274 for the years ended December 31, 2003 and 2002, respectively, from Affiliates for their subscribers’ roaming activity in the Markets and paid $18,873 for the nine months ended September 30, 2004, and $25,238 and $22,594 for the years ended December 31, 2003 and 2002, respectively, to Affiliates for its subscribers’ roaming activity in Affiliate markets. These amounts are reflected in services revenue and costs of services, respectively, in the accompanying combined financial statements.

Shared Network Charge

PR/NC shares certain of AWS’ GSM shared network assets. Effective January 1, 2003, PR/NC began incurring charges for the sharing of these assets. The Affiliate charged PR/NC $3,747 for the nine months ended September 30, 2004, and $1,092 for the year ended December 31, 2003. These amounts are included in costs of services in the accompanying combined financial statements. Charges are based on the total GSM minutes of use generated on PR/NC’s cell sites.

7. Income Taxes

PR/NC is not a tax-paying entity for the periods included in these combined financial statements. As discussed in Note 2, the information included below is calculated as if PR/NC was a separate taxable entity. The following table shows the principal reasons for the difference between the effective income tax rate and the U.S. federal statutory income tax rate for PR/NC’s loss:

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

	For the Nine Months Ended September 30, 2004	For the Years Ended December 31,
		2003	2002
U.S. federal statutory income tax rate	35%	35%	35%

Federal income tax benefit at statutory rate	$(970)	$(16,302)	$(75,677)
State and local income tax (benefit) provision, net of federal income tax effect	(549)	(459)	69
Impairment of non-deductible goodwill	—	—	42,799
Change in valuation allowance	3,673	8,286	10,584

Provision (benefit) for income taxes	$2,154	$(8,475)	$(22,225)

Effective income tax rate	77.8%	(18.2)%	(10.3)%

PROVISION (BENEFIT) FOR INCOME TAXES CURRENT
Federal	$—	$—	$—
State and local	—	—	—
DEFERRED
Federal	2,110	(8,596)	(22,325)
State and local	44	121	100

Provision (benefit) for income taxes	$2,154	$(8,475)	$(22,225)

Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and the tax basis of assets and liabilities given the provisions of the enacted tax laws. The primary components as of September 30, 2004, and December 31, 2003, are as follows:

	At September 30, 2004	At December 31, 2003
LONG-TERM DEFERRED INCOME TAX ASSETS
Net operating loss/credit carryforwards	$219,732	$209,145
Valuation allowance	(150,789)	(145,787)

Total net long-term deferred income tax assets	68,943	63,358

LONG-TERM DEFERRED INCOME TAX LIABILITIES
Property, plant and equipment	(66,386)	(60,159)
Intangible licensing costs and goodwill	(45,047)	(42,893)
Other	(2,557)	(3,199)

Total long-term deferred income tax liabilities	(113,990)	(106,251)

Net long-term deferred income tax liabilities	$(45,047)	$(42,893)

CURRENT DEFERRED INCOME TAX ASSETS
Allowance for uncollectible receivables	$1,617	$2,946
Valuation allowance	(1,617)	(2,946)

Total current deferred income tax assets	—	—

Net current deferred income tax assets	$—	$—

The period of reversal for deferred tax liabilities related to licensing costs and goodwill can not be reasonably estimated due to the adoption of SFAS No. 142 on January 1, 2002. As a result, PR/NC may not rely on the reversal of deferred tax liabilities associated with licensing costs and goodwill as a means to realize deferred tax assets, which primarily represent tax net operating losses. Additionally, due to the lack of earnings history, PR/NC cannot rely on forecasts of future earnings as a means to realize its deferred tax assets. Accordingly, PR/NC determined that, pursuant to the provisions of SFAS No. 109, deferred tax valuation allowances were required on those deferred tax assets.

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

At September 30, 2004, PR/NC had tax-effected net operating loss carryforwards for federal income tax purposes of $198,752, expiring 2016 through 2024, and for state income tax purposes of $20,980, expiring 2011 through 2019.

8. Stock-Based Compensation Plans

PR/NC does not have employees, but uses AWS employees to support their operations; these employees participate in stock-based compensation plans that involve options to acquire AWS common stock. AWS personnel costs are allocated to PR/NC in accordance with the methodologies discussed in Note 6.

Under the AWS Long-term Incentive Plan (“LTIP”), employees may receive grants of stock options, performance shares, and restricted stock units in AWS’ common stock. The options generally vest over three and one-half years and are exercisable up to 10 years from the date of grant. Under the AWS ESPP, employees may withhold up to 10 percent of their earnings to purchase AWS common stock. The purchase price of the common stock on the date of exercise is 85 percent of the fair market value of shares on the New York Stock Exchange on either the first or the last day of the applicable quarter, whichever is lower.

The pro forma expense information related to these plans, included in Note 2 of the accompanying combined financial statements, represents PR/NC’s portion of the total AWS expense under these plans.

Since PR/NC has no employees, it is impractical to allocate numbers of options related to the PR/NC operations, and all such disclosures have been omitted.

Fair value assumptions

PR/NC has adopted the disclosure-only provisions of SFAS No. 123. Disclosure of compensation costs related to these plans determined under SFAS No. 123 has been included in Note 2. In accordance with SFAS 123, employee stock options were valued at the grant date using the Black-Scholes valuation model and compensation cost was recognized ratably over the vesting period.

AWS determined the fair value of each option grant at the date of grant using the Black-Scholes pricing model with the following assumptions for the following periods. There was no pro forma expense allocated to PR/NC in 2004.

LTIP	For the Nine Months Ended September 30, 2004	For the Years Ended December 31,
		2003	2002
Weighted-average fair value at date of grant	$4.74	$4.16	$5.57
Expected life (years)	5	6	6
Risk-free interest rate	3.5%	3.5%	5.2%
Expected volatility	59%	63%	65%
Expected dividend yield	0%	0%	0%

AWS determined the fair value of common stock issued during the following periods under the ESPP at the date of grant using the Black-Scholes pricing model with the following assumptions:

ESPP	For the Nine Months Ended September 30, 2004	For the Years Ended December 31,
		2003	2002
Weighted-average fair value at date of grant	$1.82	$1.38	$1.28
Expected life (months)	3	3	3
Risk-free interest rate	1.2%	1.0%	1.5%
Expected volatility	27%	58%	80%
Expected dividend yield	0%	0%	0%

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

9. Savings Plans

AWS sponsors certain 401(k) savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pretax income in accordance with specified guidelines. The plans match a percentage of employee contributions up to certain limits. In addition, AWS may make discretionary or profit-sharing contributions. Expenses related to the plan, included in selling, general, and administrative expenses, are $1,254 for the nine months ended September 30, 2004, and $1,801 and $1,471 for the years ended December 31, 2003 and 2002, respectively, and are allocated to PR/NC in accordance with the methodologies described in Note 6.

10. Fair Values of Financial Instruments

The carrying amounts of current assets and current liabilities are a reasonable estimate of their fair value due to the short-term nature of these instruments.

11. Concentrations

PR/NC purchases, through AWS, a substantial portion of its wireless infrastructure equipment and multi-network handsets from only a few major suppliers. Further, PR/NC, through AWS, relies on only one or two key vendors in each of the following areas: billing services, payables and payroll processing, network build-out, local number portability capabilities, and information services. Loss of any of these suppliers could adversely affect operations temporarily until a comparable substitute could be found.

Local and long-distance telephone and other companies provide certain communication services to PR/NC, through AWS. Disruption of these services could adversely affect operations in the short term until an alternative telecommunication provider was found. PR/NC does not have a concentration of available sources of labor or services, nor does PR/NC have any significant concentration of business transacted with a particular customer, that could, if suddenly eliminated, severely affect operations.

Financial instruments that could potentially subject PR/NC to credit risk consist principally of accounts receivable, which PR/NC believes that the credit risk with respect to accounts receivable is limited due to the diversity of its customer base.

12. Commitments and Contingencies

Commitments

PR/NC leases land, buildings, and equipment through contracts that expire in various years through 2027. Certain of PR/NC’s lease contracts include options to renew the leases for an additional one to 24 years. Certain of these leases also contain early termination clauses that give PR/NC the right to terminate the lease by paying a penalty of typically three to six months rent. Rental expense under operating leases was $19,590 for the nine months ended September 30, 2004, $23,209 and $17,366 for the years ended December 31, 2003 and 2002, respectively.

PR/NC received sublease rental payments from non-Affiliates for the shared use of certain of PR/NC’s cell sites with remaining sublease terms of less than one year at September 30, 2004. Sublease rental income from non-Affiliates was $1,995 for the nine months ended September 30, 2004, and $2,500 and $2,377 for the years ended December 31, 2003 and 2002, respectively.

The following table shows the future minimum rental payments due under non-cancelable operating leases:

For the Years Ended December 31,
2005	$27,551
2006	24,185
2007	19,071
2008	10,109
2009	6,232
Later Years	8,798

$95,946

The Puerto Rico and North Carolina Operations of AT&T Wireless Service, Inc.

Notes to Combined Financial Statements

September 30, 2004, and December 31, 2003 and 2002

($ in thousand)

Contingencies

PR/NC is a defendant in legal actions involving claims incidental to the normal conduct of the running of its business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. The ultimate outcome of these matters cannot be predicted with certainty, and accordingly, the aggregate, ultimate liability of PR/NC resulting from these matters was not determinable as of the report date. Additionally, PR/NC makes routine filings with the FCC and federal, state, and local tax and regulatory authorities. However, management believes that the amounts that may be paid in these actions will not have a material adverse impact on the financial position, results of operations, or cash flows of PR/NC.

13. Subsequent Event

On October 26, 2004, CWC acquired AWS. On December 1, 2004, Cingular, AWS, and Triton completed a transaction where Cingular received Triton’s network assets, customers, and rights to acquire its FCC wireless licenses in Virginia and Triton received certain of AWS’ network assets, customers, and rights to acquire its FCC wireless licenses in North Carolina, Puerto Rico, and the U.S. Virgin Islands, primarily the assets of PR/NC, plus $175,000 in cash from Cingular (see Note 1).